Calculation of Filing Fee Tables
S-8
HERON THERAPEUTICS, INC. /DE/
Table 1: Newly Registered Securities
	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
1	Equity	Common stock, par value $0.01 per share	Other	16,560,000	$ 0.32	$ 5,299,200.00	0.000087	$ 461.03
2	Equity	Common stock, par value $0.01 per share	Other	10,000,000	$ 0.32	$ 3,200,000.00	0.000087	$ 278.40
Total Offering Amounts:						$ 8,499,200.00		$ 739.43
Total Fee Offsets:								$ 0.00
Net Fee Due:								$ 739.43
Offering Note
[1]	(1) This Registration Statement on Form S-8 (this "Registration Statement") relates to an additional (i) 16,560,000 shares of common stock, par value $0.01 per share ("Common Stock") issuable pursuant to the Registrant's Amended and Restated 2007 Equity Incentive Plan (the "2007 Plan") and (ii) 10,000,000 shares of Common Stock issuable pursuant to the Registrant's 1997 Employee Stock Purchase Incentive Plan, as amended (the "1997 ESPP" and together with the 2007 Plan, the "Plans"). Pursuant to Rule 416(c) under the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement also covers an indeterminate number of shares of Common Stock which may be offered or sold pursuant to the Plans by reason of stock splits, stock dividends or similar transactions effected without the receipt of consideration which results in an increase in the number of outstanding shares of Common Stock of the Registrant.

[2]	(2) Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(c) and (h) of the Securities Act. The proposed maximum offering price per share, proposed maximum aggregate offering price and the amount of the registration fee are based on a price of $0.32, which was the average of the high and low prices of Registrant's Common Stock as reported on the Nasdaq Capital Market on October 22, 2026. Pursuant to General Instruction E of Form S-8, the registration fee is calculated with respect to the additional securities registered on this Registration Statement only.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims
Fee Offset Sources